                                                                    Exhibit 99.1
                                                                    ------------

ITEM 6.  SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Item
7-Management's Discussion and Analysis of Financial Condition and Results of
Operations" and "Item 8-Financial Statements and Supplementary Data." The
Company sold its Heavy Duty OEM business unit on March 1, 2005 and its Specialty
Metal Fabrication segment effective May 5, 2000. Results of operations of these businesses prior to their sale dates have been shown as income from discontinued
operations in the consolidated financial statements.



                                                                                    YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------------------------
                                                                2004           2003          2002          2001           2000
                                                            ------------   ------------   -----------  ------------   -------------
Statement of operations data:(1)                                              (in thousands, except share data)

    Net sales                                                 $218,433        $198,862      $198,765      $173,390       $166,544
    Gross margin(2)                                             43,858          34,464        42,454        29,427         28,665
    Restructuring and other special charges                         --           1,490         1,334         3,632          1,407
    (Loss) income from continuing operations before
         cumulative effect of accounting change                   (320)         (5,307)        5,200       (16,127)        (6,853)
    Cumulative effect of accounting change, net of tax              --              --        (4,671)           --             --
    Income from discontinued operations, net of tax              5,498             771         1,459        (4,711)        (1,941)
    Gain on sale of discontinued operation, net of tax              --              --            --            --          6,002
    Net income (loss)                                            5,178          (4,536)        1,988       (20,838)        (2,792)

Basic income (loss) per common share:
    Continuing operations                                     $  (0.05)       $  (0.76)     $   0.73      $  (2.45)      $  (1.06)
    Cumulative effect of accounting change                          --              --         (0.67)           --             --
    Discontinued operations                                       0.77            0.11          0.21         (0.72)         (0.30)
    Gain on sale of discontinued operation                          --              --            --            --           0.91
    Net income                                                    0.72           (0.65)         0.27         (3.17)         (0.45)

Diluted income (loss) per common share(3):
    Continuing operations                                     $  (0.05)       $  (0.76)     $   0.73      $  (2.45)      $  (1.06)
    Cumulative effect of accounting change                          --              --         (0.66            --             --
    Discontinued operations                                       0.77            0.11          0.21         (0.72)         (0.30)
    Gain on sale of discontinued operation                          --              --            --            --           0.91
    Net income                                                    0.72           (0.65)         0.28         (3.17)         (0.45)

Cash dividends per common share                                     --              --            --            --           0.10

Balance sheet data(4):
    Working capital(5)                                        $ 25,358        $ 23,028      $ 32,807      $ 31,505       $ 44,742
    Total assets                                               150,110         157,178       160,966       129,683        156,967
    Long-term debt                                                 120           1,306         7,267         7,998          5,234
    Total debt                                                  44,024          50,944        59,596        37,663         45,323
    Stockholders' equity                                        46,835          43,620        48,238        48,965         71,477


(1)  Certain prior period amounts have been reclassified to conform with the current year presentation.
(2)  Gross margin includes $0.5 million and $0.9 million of restructuring charges in 2002 and 2001, respectively.
(3)  During 2004, 2003, 2001 and 2000, the weighted average number of shares of common stock outstanding used for basic earnings per share was also used in computing diluted earnings per share due to the anti-dilutive impact of common share equivalents on the loss per common share from continuing operations.
(4)  As of the end of each period.
(5)  Working capital represents the excess of current assets over current liabilities. Borrowings under the Revolving Credit facility are reflected as current liabilities.

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